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                                                                   Exhibit 23-18

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 7, 2006, relating to the financial statements and financial statement schedule of The Detroit Edison Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for asset retirement obligations in 2005 and 2003), appearing in the Annual Report on Form 10-K of The Detroit Edison Company for the year ended December 31, 2005, in the following registration statements:

         FORM                       REGISTRATION NUMBER

         Form S-3                   333-124159
         Form S-4                   333-123926

/S/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 7, 2006